                                                                   EXHIBIT 23(A)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of R.J. Reynolds Tobacco Holdings, Inc. on Form S-4 of our report dated May 18, 1999 (July 14, 1999 as to notes 10 and 16), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, NY
July 14, 1999